Exhibit 10.4

PORTIONS OF THIS EXHIBIT IDENTIFIED BY [*****] HAVE BEEN EXCLUDED  FROM THIS EXHIBIT BECAUSE THE EXCLUDED  INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Translation for information purposes only

GOODWILL PLEDGE AGREEMENT	In agreement with the parties, this agreement has been bound by the ASSEMBLACT R.C. process, preventing any substitution or addition and is only signed on the last page

Between

Biophytis S.A.

as Pledgor

and

Kreos Capital V (UK) Ltd.

as Beneficiary

10 September 2018

Table of Contents

1.	Definitions and Interpretation	4

2.	Pledge	5

3.	Designation of the Pledged Goodwill	5

4.	The declarations, commitments and warranties of the Pledgor	6

5.	Execution	8

6.	The allocation of income	9

7.	Miscellaneous provisions	9

8.	Powers	9

9.	Mandate	10

10.	Successors and beneficiaries	10

11.	Charges	10

12.	Declaration — Registration	10

13.	Term and release	11

14.	Notices	12

15.	The election of domicile	12

16.	Copies - Language	12

17.	Applicable law and jurisdiction	12

Annex 1:		13

Annex 2:		14

Annex 3		15

Annex 4		18

Goodwill Pledge Agreement

This pledge agreement (hereinafter referred to as the “Agreement”) is concluded on 10 September 2018, between the undersigned:

1,                         Biophytis S.A., a public limited company with capital of 2,692,682.60 EUR, whose registered office is located at 14, avenue de l’Opéra - 75001 Paris, identified under the unique number 492 002 225 of the RCS [Trade and Companies Register] of Paris, whose securities are listed on the organised multilateral trading facility Euronext Growth under ISIN number FR0012816825, represented by Mr Stanislas Veillet as Chairman and Chief Executive Officer;

(Hereinafter referred to as the “Pledgor”)

ON THE ONE HAND,

AND

2.                         Kreos Capital V (UK) Limited, private limited company under English law, whose registered office is located at 5th Floor, 25-28 Old Burlington Street, London W1S 3AN, United Kingdom, registered with the Company Register of England and Wales under number 09728300, acting in the capacity as representative of the group being formed of the holders of the bonds to be issued under the Issuing Agreement, represented by Mr Maurizio Petitbon, in his capacity as Director, duly authorised for the purposes hereof;

(Hereinafter referred to as the “Beneficiary”)

ON THE OTHER HAND

The Pledgor and the Beneficiary are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

Recitals

(A)                  The Pledgor is a public limited company under French law founded in 2006 in order to develop new classes of drugs for degenerative diseases associated with ageing, and in particular with sarcopenia (the loss of muscle functionality) and macular degeneration related to ageing.

(B)                  The Beneficiary has agreed to make available to the Pledgor the maximum amount in principal of ten million Euros (10,000,000 EUR) by virtue of an issue agreement concluded on 10 September 2018 between the Pledgor, as issuer (Issuer), and the Beneficiary, in the capacity of subscribers (Subscriber), named the Bonds Issue Agreement (hereinafter referred to as the “Issue Agreement”), itself concluded in application of a framework agreement entitled Venture Loan Agreement concluded on 10 September 2018 between the Parties (hereinafter referred to as the “Framework Agreement”).

(C)                  In accordance with the provisions of the Issue Agreement and the Framework Agreement, as collateral for the proper performance of the Secured Obligations (as defined below), the Pledgor constituted a pledge over the Goodwill (as defined in Article 2 (a) below), in accordance with the terms and conditions of this Agreement.

Agreements

1.                                      Definitions and Interpretation

1.1                               The terms and expressions used in this Agreement shall have, unless the context does not permit it, the following meanings:

Agreement	means this agreement and its Appendices, in their initial version and any version subsequently amended, if applicable;

Event of Default	refers to any of the events mentioned in Article 9 (Events of Default) of the Issue Agreement;

Event of Implementation

means (i) the occurrence of a failure to pay by the Pledgor under the Issue Agreement, under the conditions of paragraph 9.1 of the Issue Agreement or (ii) the sending of a notification of immediate repayment obligations to the Pledgor in the terms of paragraph 9.14 Issue Agreement;

Issue Documents

means the Issue Agreement, the Framework Agreement, the terms and conditions of the share subscription warrants (Terms and Conditions of the Warrants), all securities documents (Security Documents), and any other document referred to as such in writing by the Parties;

Licence	means any licence agreement of all or part of the industrial property rights granted, as described in Article 3.2 of the Agreement, stipulating an initial immediate payment at least equal to [****];

Maturity Date	refers to the date of full payment by the Pledgor of all of the Secured Obligations;

Pledge	refers to the pledge of the Pledged Goodwill, as defined in Article 2 below;

Secured Obligations

refers to the payment and repayment obligations, either present or future, in principal, interests, late interest, fees, commissions, accessories or any other sum whatsoever (including in respect of default, cancellation, the termination or resolution of any Security Document (Security Document), borne by the Debtor as regards the Beneficiary under the Issue Documents;

Warranty Period	refers to the period beginning on the date of this Agreement and ending on the Maturity Date (inclusive).

1.2                               In this Agreement, except as expressly defined otherwise, capitalised terms not otherwise defined in this Agreement shall have the meaning specified in the Issue Agreement and the Framework Agreement.

2.                                      Pledge

2.1                               In guarantee of the payment and fulfilment of all of the Secured Obligations, and in accordance with the provisions of Articles L. 142-1 et seq. of the Commercial Code and Articles 2355 et seq. of the Civil Code (hereinafter, the “Law”), the Pledgor hereby constitutes in favour of the Beneficiary a pledge on its goodwill as designated in Article 3 (hereinafter, the “Pledged Goodwill”) of which it is the owner.

2.2                               The pledge constituted by this Agreement (hereinafter, the “Pledge”) remains in effect until the expiry of the Warranty Period.

3.                                      Designation of the Pledged Goodwill

3.1                               In accordance with Article L. 142-2 paragraph 4 of the Commercial Code, it is stipulated that the Pledged Goodwill is operated at the following premises: 14, avenue de l’Opéra - 75001 Paris, France (hereinafter “the Main Establishment”), it being specified that the Pledged Goodwill is more specifically operated on the premises of the Sorbonne University at building A4.4 place Jussieu, 75005 Paris.

3.2                               The Pledged Goodwill includes the following assets and rights:

(i)                                     The customers and the customer flow;

(ii)                                  the following industrial property rights:

(a)                                 Each:

1.                                      of the national patent as registered with the National Register of Patents of the INPI [Institut national de la propriété industrielle (National Institute of Industrial Property)] (hereinafter, the “NRP”); and

2.                                      European Patents from the European Patent Office (hereinafter, the “EPO”),

3.                                      the brands associated with these patents, namely Sarconeos (WIPO [World Intellectual Property Organisation] trademark 1345067, as regards the European Union, and INPI trademark 4252449) and Macuneos (WIPO trademark 1343148 as regards the European Union, and INPI trademark 4252454),

4.                                      If necessary, domain names corresponding to said trademarks,

of which a list, as of the date of this Agreement, is included in Appendix 1, as well as

(b)                                 Subject to:

•                                          the occurrence of a Event of Default notified to the Pledgor, or, and without prejudice to any other collateral of which the Beneficiary may request implementation, as well as

•                                          in the event that the Beneficiary grants a release under a licence providing for an immediate initial payment of less than [****],

each of the:

•                                          patents granted within the framework of the Patent Cooperation Treaty including France with the World Intellectual Property Organisation;

•                                          such national trademarks that are registered with the National Institute of Industrial Property (hereinafter, “INPI”) and Community trademarks as registered in France with the European Union Intellectual Property Office (hereinafter, “EUIPO”), provided that these trademarks are associated with a product for which manufacture is based on a compound, patent, or patent family within the pledge’s scope;

•                                          if necessary, domain names corresponding to said trademarks,

of which a list, as of the date of this Agreement, is included in Appendix 2, and

(c)                                  to the extent determined as part of the annual review specified in paragraph 5.3 of the Framework Agreement, any industrial property rights of the same nature as those referred to in paragraph (a) above, as well as (subject to the reservations stipulated in this paragraph) in paragraph (b) above, of which the Pledgor or any Subsidiary would in any way become the owner after the date of this Agreement, in accordance with and subject to the provisions of article 2355 of the Civil Code, including the rights that are currently the subject of an application and/or filing still being processed as of the date of this Agreement.

(iii)                               subject to the law and this Agreement, once they have been obtained, each of the marketing authorisations in jurisdictions covered by the patents falling within the scope of the Pledge, and, as strictly necessary, for the marketing in these jurisdictions of products covered by the patents falling within the scope of the Pledge, the know-how (including any information or material, patented or not, patentable or not, including, but not limited to, any document that is mandatory under the regulations of those jurisdictions, administration records related to manufacturing up until the batch release phase, inventions, data, formulae, methodology, specifications, manufacturing procedures, experiences and tests, all information (in particular regulatory, administrative, medical, technical and commercial), including any document that is mandatory under the regulations of those jurisdictions enabling the exploitation of the products covered by these marketing authorisations.

(iv)                              The rights of the Beneficiary extend to all insurance compensation and other compensation that would be due in respect of a requisition or a dispossession and all other damages or payments may be substituted for any part of the constituent elements of the Pledged Goodwill.

As an additional security, the Pledgor undertakes to inform the Beneficiary in order to allow it to carry out, at the expense of the Pledgor and provided that these fees are reasonable, all the formalities that may be reasonably necessary or useful to make the pledge from these indemnities and revenue enforceable against third parties.

(v)                                 In accordance with Article L.121-13 of the French Insurance Code, the Beneficiary may, upon notification by the latter to the Pledgor of a Event of Implementation, notify this Pledge to the insurance companies mandated to insure the Pledged Goodwill, at the expense of the Pledgor, provided that these fees are reasonable.

3.3                               Furthermore, the Beneficiary shall have a right of access without restrictions, to any medical literature relative to products, communications, clinical and preclinical results, test procedures, medical information, data security and pharmacovigilance, documentation concerning the manufacture, batch records, stability data that may be necessary in connection with the exploitation of the patents falling within the scope of the Pledge.

4.                                      The declarations, commitments and warranties of the Pledgor

4.1                               Without prejudice to the declarations and warranties subscribed under the terms of the Framework Agreement, the Pledgor shall declare and warrant to the Beneficiary on the date of this Agreement that:

(a)                                 no authorisation, approval, consent, licence, notification or other request of a public entity or corporate bodies of the Pledgor is required for the validity, performance or enforceability of this Agreement, with the exception of any authorisation which has been duly obtained beforehand and whose justification has been provided to the Beneficiary,

(b)                                 the present Agreement and the commitments contained therein:

(i)                                     constitute valid obligations, binding the Pledgor in accordance with their terms, enforceable against the Pledgor, and

(ii)                                  create a first rank pledge on the Pledged Goodwill.

(c)                                  Insofar as that could have a material adverse effect (Material Adverse Effect as defined in this Issue Agreement) as to the ability of the Debtor to perform its obligations under this Agreement, no failure to meet its obligations has occurred under any contract or agreement to which the Debtor is a party;

(d)                                 there is, to the knowledge of the Debtor, no ongoing action, suit or jurisdictional proceeding or before any administrative authority whatsoever that may have a material adverse effect (Material Adverse Effect, as defined in this Issue Agreement) on the validity of the obligations, as stipulated in the Agreement or the ability of the Debtor to perform such obligations;

(e)                                  the Pledged Goodwill is free of any guarantees or other sureties of any nature whatsoever, and none of the assets that are part of the Goodwill is encumbered, at the date of this Agreement, by a security, lien or other right of any nature whatsoever, in favour of a third party. A statement of pledges and liens on the Pledged Goodwill as of the date of 6 September 2018 can be found in Appendix 3 to this Agreement.

4.2                               The Pledgor undertakes, for the entire Warranty Period, to:

(a)                                 comply strictly with the provisions of Article 8 (Undertakings) of the Issue Agreement as well as article 5 (Commitments) of the Framework Agreement;

(b)                                 communicate to the Beneficiary any significant information relating to the Pledged Goodwill and in particular any dispute relating thereto;

(c)                                  not to sell, transfer or otherwise dispose of the Pledged Goodwill or any of its rights under the Pledged Goodwill without the prior written consent of the Beneficiary;

(d)                                 not to grant any security whatsoever on the Pledged Goodwill or any of its rights under the Pledged Goodwill without the prior written consent of the Beneficiary or any other related right, it being specified, however, that the Pledgor is expressly authorised to grant any licence on one of the components of the Pledged Goodwill, provided that they do not contain provisions that could prevent the implementation of the Pledge, as well as continue the performance of licences granted prior to the conclusion of this Agreement;

(e)                                  not to grant or allow the continuation of any surety on all or part of the Pledged Goodwill or of any right of the Pledged Goodwill in favour of a third party without having expressly given the prior approval of the Beneficiary;

(f)                                   to sign any instrument or document and to carry out all other measures and formalities reasonably required by the Beneficiary to render enforceable and ensure the effectiveness of the Pledge or take the forced execution of the Pledge in accordance with this Agreement;

(g)                                  to make its best efforts to preserve the current value of the Pledged Goodwill by continuing, to the extent possible:

(i)            to pursue any commercially profitable activity;

(ii)           to maintain the Pledged Goodwill well-stocked and maintain the equipment and tools, and

(iii)                               to take any necessary measures to obtain, protect, control, maintain, update and keep its marketing authorisations using patents falling within the scope of the Pledge;

(h)                                 to establish a pledge that is compliant, essentially, under the terms of this Agreement, in favour of the Beneficiary to ensure the Secured Obligations, on the activity of any branch of the Pledged Goodwill that the Pledgor may operate after the date of this Agreement;

(i)                                     in the Event of a change in the location of the Goodwill by the Pledgor, anywhere and under any circumstances, the Pledgor undertakes to carry out, at its own expense, all formalities that the Beneficiary may reasonably require and which are necessary to enforce or protect all rights, powers, capacities and faculties of which the Beneficiary benefits under this Agreement. The Pledgor specifically undertakes to inform the Beneficiary, at least fifteen (15) days in advance, of its intention to move the Pledged Goodwill and the new location to where it intends to move it, in accordance with Article L, 143-1 of the French Commercial Code;

(j)                                    not to grant a leasing-management on the Pledged Goodwill until the end of the Warranty Period.

4.3                               The Debtor agrees to apply the commitments undertaken under Article 5 (Commitments} of the Framework Agreement, and undertakes to apply them, mutatis mutandis and to the extent possible, to the Pledged Goodwill.

4.4                               The Pledgor agrees to refrain, in order to release its commitment, from invoking any change in the legal form of the Beneficiary even if it entails the creation of a new legal personality.

4.5                               The Pledgor will not be released due to:

(i)                                     modifications (occurring one or more times but provided they do not lead to novation);

(ii)                                  the addition or removal of new securities, new creditors or new debtors;

(iii)                               the extension of maturity dates;

Or any other event affecting in any manner whatsoever the stipulations of the Issue Agreement and the Framework Agreement,

5.                                      Execution

5.1                               In the event of the occurrence of an Event of Implementation and failing the processing of an Event of Implementation under the conditions stipulated in the Issue Agreement, the Beneficiary may, at any time, exercise all rights, acts and privileges granted to the Beneficiary by the Law on the Pledged Goodwill.

5.2                               The Pledgor hereby undertakes to make its best efforts to provide to the Beneficiary with all the necessary assistance to execute this Pledge, to sign and make enforceable any deed or document and to undertake any formality necessary for this purpose, and indemnify the Beneficiary for any losses, expenses and charges of this Agreement or the said execution, in accordance with Article 12 below. The Pledgor undertakes in particular to carry out, if applicable, all necessary formalities with the Agence Nationale de Sécurité du Médicament [French National Agency for Medicines Safety] and with any regulatory authority concerned in order to facilitate the transfer of the marketing authorisations obtained.

6.                                      The allocation of income

Any amounts collected from the Pledgor by the Beneficiary under this Agreement are allocated by the Beneficiary to the payment of the Secured Obligations, in accordance with the terms of the Issue Agreement. Any amount which may be received from the Beneficiary under the terms of this Agreement, beyond the Secured Obligations, shall be reimbursed without delay by the Beneficiary to the Pledgor, subject to any contrary provisions set out in this Agreement.

7.                                      Miscellaneous provisions

7.1                               The Beneficiary is liable for any loss due to the exercise or any failure or omission to exercise its rights under this Agreement. The Pledgor is solely responsible for its own contracts, commitments, acts, omissions, defaults and losses and liabilities incurred by it and the Beneficiary does not assume any liability in this regard (with respect to the Pledgor or any other person) for any reason whatsoever.

7.2                               No failure to exercise or delay in exercising, by the Beneficiary, any right or remedy under this Agreement shall be construed as constituting a waiver to said right or remedy. No single or partial exercise of any right or remedy prevents any other exercise thereof or the exercise of any other right or remedy in the future. The Beneficiary does not assume any responsibility towards the Pledgor or its legal successors, individually or generally, due to the delay in exercising or failure to exercise of rights and prerogatives granted to the Beneficiary under this Agreement,

The rights and remedies provided for in this Agreement are cumulative and exclusive of any right or remedy provided by law and may only be waived in writing and in an express manner.

7.3                               The Pledge is in addition to any security or any bond held, if applicable, by the Beneficiary under the terms of the Secured Obligations or any of them and is under no circumstances affected by any other security mentioned above and exists without prejudice to it.

7.4                               In the event that one or more of the provisions of this Agreement will be deemed to be illegal, invalid or unenforceable, this Agreement shall be construed as if it does not contain such provision and the nullity of said provision shall not affect the validity or the execution of any other provision of this Agreement, which shall remain fully applicable.

7.5                               The parties to the Agreement acknowledge that the sole purpose of this Agreement is to create this Pledge in favour of the Beneficiary and is not intended to change the rights and obligations set out in the Issue Agreement.

8.                                      Powers

The Beneficiary or any person designated by the latter may confer any power with or without the right of substitution, to any person of its choice, to proceed with any registration or other formalities, as well as implementing any measures for the executions of the rights arising from this Pledge of the Pledged Goodwill.

9.                                      Mandate

9.1                               The Pledgor here by appoints, in order to ensure the full performance of its obligations under this deed, the Beneficiary and any person appointed by the Beneficiary under the terms of this deed, as representative acting jointly and severally and in its name and on its behalf, to sign and carry out all formalities and steps which the Pledgor is obliged to carry out under this Agreement, which it will do in accordance with the commitments and provisions contained in this Agreement.

9.2                               It is specified that before carrying out such actions by virtue of the mandate provided for in this article 10, the Beneficiary must inform the Pledgor, which may oppose the performance of such actions for valid reasons.

10.                               Successors and beneficiaries

10.1                        All rights, privileges, use and options granted to the Beneficiary under this Agreement will benefit its assignees, successors and/or beneficiaries and all terms, conditions, declarations, guarantees, promises and commitments contained in this Agreement bind the Pledgor and its assignees, successors and/or beneficiaries.

10.2                        It is expressly agreed that the Pledgor may not assign or transfer to any third parties, through novation or in any manner whatsoever, its rights and obligations as arising out of this Agreement without the prior written consent of the Beneficiary, and that the Beneficiary is authorised to sell and delegate its rights and obligations arising from this Agreement to any third party.

10.3                        The Parties agree that in the event of the assignment or transfer by the Beneficiary of all or some of its rights and obligations under the Issue Documents, to any person (hereinafter referred to as the “Assignee”) through novation or in any other manner, the Pledgor and the Beneficiary agree that the benefit of the security created by the Agreement will be assigned and maintained for the benefit of the Assignee.

11.                               Charges

Subject to the stipulations of the Issue Agreement and the Framework Agreement on the cap on the assumption by the Constituent of reasonable costs and expenses incurred (in accordance with the provisions of article 9 of the Framework Agreement) and on the exclusion of the indirect damage which they provide for, the Pledgor undertakes, if necessary, at the request of the Beneficiary, to indemnify the Beneficiary for all reasonable expenses and costs, including legal fees and expenses, and all charges, taxes, fees or registration fees, associated (i) with the performance of this Agreement, (ii) for the execution of the formalities related to the constitution, renewal and release of the Pledge, and (iii) with the protection, preservation or exercise of the rights of the Beneficiary in terms of the Pledge.

12.                               Declaration — Registration

12.1                        In accordance with the provisions of French law currently in force, this Agreement must be registered with the Tax Revenue.

12.2                        Pursuant to Article L. 142-3 of the French Commercial Code, within thirty (30) days of the signature of this Agreement, a first-rank entry of the Pledge of the Pledged Goodwill will be taken at the behest of the Beneficiary before the Clerk of the Commercial Court of Paris for a sum, in principal, of [****].

12.3                        This Agreement and, if applicable, any intellectual property addition, will be the subject of a registration with any appropriate industrial property rights register in accordance with the legal and regulatory provisions applicable to each of the industrial property rights granted and at the latest within fifteen (15) days following the modificative registration of the Pledge of the Pledged Goodwill with the Clerk of the Commercial Court of Paris, in accordance with the provisions of Article L. 143-17 of the French Commercial Code.

12.4                        The Debtor undertakes to formalise the addition, pursuant to the provisions of paragraph 3.2 of this Agreement, of any new industrial property rights falling within the scope of the Pledge, by the signature of a confirmatory deed in accordance with the template which can be found in Appendix 4.

12.5                        The holder of an original of this Agreement is hereby granted all the powers necessary for completing the formalities of the registration and enrolment of the Pledge of the Pledged Goodwill.

13.                               Term and release

13.1                        This Agreement shall come into force on the date of its signature by the Parties and will continue to produce all its effects throughout the Warranty Period, it being indicated that the Pledge is registered with the Clerk of the Commercial Court of Paris for the term provided for by the provisions of Article L. 143-19 of the French Commercial Code.

13.2                        The Pledgor undertakes to renew the registration of this Pledge (for a redefined amount - deducting the repayments made) if, at the end of the registration provided for in the article above, any one of the Secured Obligations remains unpaid, is not executed or paid and the Pledgor agrees, in the common interests of the parties, to renew this registration and give the Beneficiary an irrevocable mandate and power to sign any deeds and documents and carry out all the formalities required for this purpose.

13.3                        At the end of the Warranty Period, and upon receipt of a written request by the Pledgor requesting a written confirmation that the Warranty Period has ended, the Beneficiary shall sign, at the expense of the Pledgor, an act of release thus releasing the Pledgor from all its obligations and liabilities arising out of this Agreement.

13.4                        Notwithstanding the foregoing, in the event that the Pledgor may conclude a Licence with a business partner, the Beneficiary undertakes, provided that no Event of Implementation has occurred and that no Event of Default is in progress, to immediately grant an early release of the Pledge on the pledged industrial property rights subject to the Licence.

This release shall occur immediately upon the presentation of a term sheet signed by both parties providing for the initial payment mentioned above.

In the case that the Licence is not entered into force in accordance with the said term sheet within a period of 90 days from the date of such release, the Pledgor undertakes to immediately do everything necessary and to sign any documents necessary for the recovery of the Pledge in accordance with its terms and conditions prior to the release. The Pledgor undertakes not to grant any pledge or other licence on the industrial property rights during this period. The same will apply in the event of the termination or cancellation of the Licence, for any reason whatsoever.

14.                               Notices

All communications to be made pursuant to this Agreement must be carried out in conformity with Article 9 (Notices) of the Framework Agreement, as if said article was included in this Agreement, mutatis mutandis.

15.                               The election of domicile

For the purposes of the registration of the pledge on the Pledged Goodwill in the Trade and Companies Register, the Beneficiary has elected domicile at the registered office of the Pledgor.

16.                               Copies - Language

This Agreement is signed in 8 (eight) original copies, in French, all equally valid, 6 (six) of which are for registration purposes or for registration in the first rank of pledge on the Pledged Goodwill.

17.                               Applicable law and jurisdiction

17.1                        This Agreement and each document attached thereto are governed by French law and interpreted in accordance with said law.

17.2                        The Parties hereby and irrevocably acknowledge the exclusive jurisdiction of the competent courts of Paris, as regards any action or proceeding arising out of this Agreement or relating to it or to all corresponding documents or deeds concluded in accordance with this Agreement.

Drawn up in Paris

On 10 September 2018

/s/ Stanislas Veillet	/s/ Maurizio Petitbon
Biophytis S.A.	Kreos Capital V (UK) Ltd.
Mr Stanislas Veillet	Mr Maurizio Petitbon
Chairman and Chief Executive Officer	Director

Annex 1:

The identification of the industrial property rights granted at the date of this Agreement

Annex 2:

The identification of the industrial property rights granted subject to the provisions of paragraph 3.2 (iii) (b)

Annex 3

The statement of pledges and liens

The statement of debt > Debtors

[stamp: Print]

DEBTORS

SA BIOPHYTIS

492 002 225

R.C.S. PARIS

Address: 14 AV DE L’OPERA 75001 PARIS

Clerk of the Commercial Court of PARIS

In the event of a reserve, please view the detail of the registrations below.

RECEIVED BY MAIL

TO RECEIVE A STATEMENT OF DEBT ISSUED AND CERTIFIED BY THE COURT CLERK

REGISTRATION TYPE	NUMBER OF REGISTRATIONS	FILE UPDATED ON	SUMS KEPT

Privileges of social security and supplementary schemes	None	06/09/2018	—

The pledging of goodwill and artisanal business (conventional and judicial)	None	06/09/2018	—

Public Treasury Privileges	None	06/09/2018	—

Protests	None	06/09/2018	—

The privileges of the seller of goodwill and resolutive action	None	06/09/2018	—

The pledging of tools, material and equipment	None	06/09/2018	—

The statement of debts	None	06/09/2018	—

Movable property leasing transactions	None	06/09/2018	—

The publishing of lease agreements	None	06/09/2018	—

The publishing of ownership reservation clauses	None	06/09/2018-	—

Inventory pledge	None	08/09/2018-	—

Warrants	None	08/09/2018	—

Loans and deadlines	None	06/09/2018	—

Inalienable assets	None	06/09/2018	—

Annex 4

Notice template

[On the letterhead of the Pledgor]

From: [•] in his/her capacity of Debtor

To: [•] in his/her capacity of Beneficiary

Date: [•]

The pledge by [•] Industrial Property Rights - The confirmation of the Pledge

Dear Sir/Dear Madam,

(a)                              We refer to a goodwill pledge agreement dated [•] 2018 concluded between Biophytis S, A. as Debtor and the Beneficiary under the Issue Agreement, a copy of which is attached hereto as Appendix 1 (the “Pledge Deed”).

(b)                              Terms and expressions used and not defined in this Confirmation shall have the meanings ascribed to them in the Pledge Deed.

(c)          By this Confirmation, the Pledgor:

(i)                                 confirms that the industrial property rights described in Appendix 2 to this Confirmation, which the Debtor owns, are included in the basis of the Pledge established under the terms of the Pledge Deed, as a security and guarantee for the proper execution and the full payment of the rights granted in favour of the Beneficiary;

(ii)                              takes note that the provisions of the Pledge Deed apply to the industrial property rights set out in sub-paragraph (i) above, which shall be deemed to become the Pledged Industrial Property Rights as of the date on which the Debtor has become the owner.

[•]
Debtor

For: [•]

Appendix 1 - A copy of the Pledge Deed

Appendix 2 - A description of the Pledged new Industrial Property Rights